Exhibit 10.5

AMENDMENT
TO THE
1997 EQUITY PARTICIPATION PLAN
OF
GUITAR CENTER, INC.

Pursuant to the authority reserved to the Board of Directors (the “Board”) of Guitar Center, Inc. (the “Company”), a corporation organized under the laws of State of Delaware, under Section 10.2 of the 1997 Equity Participation Plan of Guitar Center, Inc. (as amended to date, the “Plan”), the Board hereby further amends the Plan as follows.

1.                                       Section 3.4(d) of the Plan is hereby deleted in its entirety.

2.                                       Article IIIA of the Plan is hereby deleted in its entirety.  For the avoidance of doubt, no stock option grant has been or shall be made to any of Messrs Gorog, Jones or Rossi under Article IIIA, rather such directors are to participate solely in the Company’s 2004 Guitar Center Incentive Stock Award Plan.

3.                                       The foregoing amendments shall be deemed effective immediately prior to the Guitar Center, Inc. 2004 Annual Meeting of Stockholders.

* * * * * * * * * *

I hereby certify that the foregoing amendment to the Plan was duly adopted by the Board of Directors of Guitar Center, Inc. on April 29, 2004.

/s/ Bruce L. Ross
Bruce L. Ross Secretary